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                                                                    EXHIBIT 4.12

                                FIRST AMENDMENT
                                       TO
                           5% SECURED PROMISSORY NOTE


            THIS FIRST AMENDMENT TO 5% SECURED PROMISSORY NOTE (this "Amendment") is made and entered into as of April 17, 2002, by E.DIGITAL CORPORATION, a Delaware corporation ("Maker") in favor of IMMANUEL KANT INTERNATIONAL LIMITED, or its registered assigns ("Payee").

                                 R E C I T A L S

         A. Maker has previously executed and delivered to Payee that certain 5% Secured Promissory Note dated January 18, 2002 (the "Note"), in the original principal amount of One Million Two Hundred Thousand Dollars ($1,200,000).

         B. Payee and Maker desire to modify the Note as set forth herein.

         NOW, THEREFORE, for a valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. MATURITY DATE. The "Maturity Date" referenced in the Section 1(a) of the Note is hereby extended from April 18, 2002 to May 2, 2002.

         2. EFFECTIVE AMENDMENT. Except as expressly modified, altered or supplemented herein, all of the provisions of the Note remain in full force and effect; provided, however, that in the event of any conflict between the provisions of the Note and the provisions of this Amendment, the provisions of this Amendment shall control.

         3. COUNTERPARTS. This Amendment may be executed in two or more counterparts each of which shall be deemed an original but all of which taken together shall constitute but one and the same Amendment.

         IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to 5% Secured Promissory Note as of the date first above written.

                                    "MAKER"

                                    E.DIGITAL CORPORATION, a Delaware
                                    corporation



                                    By:
                                        ----------------------------------------
                                    Title:
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                                     "PAYEE"

                                    IMMANUEL KANT INTERNATIONAL LIMITED


                                     By:
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                                     Title:
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